Exhibit 4.21

FORM OF GLOBAL DEBENTURE

FACE OF DEBENTURE

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: SIX MONTHS] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME OR BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

THIS DEBENTURE IS A GLOBAL SECURITY. UNLESS THIS DEBENTURE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (THE “DEPOSITORY”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY DEBENTURE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. [_]

CUSIP: [_]	PRINCIPAL AMOUNT
ISIN: [_]	$[_]

APA Corporation

7.625% Debentures Due 2096

APA Corporation, a Delaware corporation (the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $[_] on November 1, 2096 (“Stated Maturity”) and to pay interest thereon from November 1, 2024 or from the most recent date in respect of which interest has been paid or duly provided for, on May 1 and November 1 of each year (each, an “Interest Payment Date”), commencing May 1, 2025, and at Stated Maturity or upon such other date on which the principal of this Debenture becomes due and payable, whether by declaration of acceleration or otherwise (each such date, “Maturity”), at the rate of 7.625% per annum, until the principal hereof is paid or duly made available for payment. If, however, a Tax Event (as defined below) occurs, the Company shall have the right to advance the Stated Maturity as provided for below. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to below, be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered as of the close of business on the April 15 or October 15, as the case may be (whether or not a Business Day), next preceding such Interest Payment Date (each such date, a “Regular Record Date”). Any such interest which is payable, but is not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the Holder of this Debenture on such Regular Record Date, and shall be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Debenture not less than 10 days prior to such Special Record Date, or may be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payment of the principal of, and premium, if any, and interest on this Debenture will be made at the Office or Agency maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person in whose name this Debenture is registered at the close of business on the related record date; provided further, that, notwithstanding anything else contained herein, if this Debenture is a Global Security and is held in book-entry form through the facilities of the Depository, payments on this Debenture will be made to the Depository or its nominee in accordance with the arrangements then in effect between the Trustee and the Depository.

Reference is hereby made to the further provisions of this Debenture set forth on the succeeding pages hereof, which further provisions shall for all purposes have the same effect as if set forth herein.

IN WITNESS WHEREOF, APA Corporation has caused this instrument to be duly executed.

Dated: [______]

APA CORPORATION

By:
Name:	[_________]
Title:	[_________]

Attest:

By:
Name:	[_________]
Title:	[_________]

[Signature Page to Global Debenture of 7.625% Debentures Due 2096]

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein, referred to in the within-mentioned Indenture.

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By:
Authorized Officer

[Authentication of Global Debenture of 7.625% Debentures Due 2096]

REVERSE OF DEBENTURE

APA Corporation

7.625% Debentures Due 2096

This Debenture is one of a duly authorized issue of Securities of the Company issued under the Senior Indenture, dated as of June 30, 2021, between the Company and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (the “Trustee”, which term includes any successor trustee under the Indenture) (the “Indenture”), designated as the 7.625% Debentures due 2096 (the “Debentures”), limited to $37,408,000 aggregate principal amount, subject to the provisions of the Indenture. Reference is made to the Indenture for a statement of the respective rights, limitations of rights, duties, and immunities thereunder of the Company, the Trustee, and the Holders of the Debentures and of the terms upon which the Debentures are, and are to be, authenticated and delivered. All terms used in this Debenture set forth below which are not defined herein and which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

The Indenture provides for the defeasance of the Debentures and certain covenants in certain circumstances.

This Debenture is unsecured as to payment of principal and premium, if any, and interest, and ranks pari passu with all other unsecured unsubordinated indebtedness of the Company.

Interest payments on this Debenture will include interest accrued to but excluding the applicable Interest Payment Date or Maturity hereof, as the case may be. Interest payments for this Debenture shall be computed and paid on the basis of a 360-day year of twelve 30-day months.

In the case where the applicable Interest Payment Date or Maturity with respect hereto, as the case may be, does not fall on a Business Day, payment of principal, premium, if any, or interest otherwise payable on such day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or at Maturity and, unless the Company defaults on such payment, no interest shall accrue with respect to such payment for the period from and after the Interest Payment Date or such Maturity, as the case may be, to the date of payment.

If, under the terms of the Registration Rights Agreement, dated January 10, 2025, by and among the Company, Apache Corporation, a Delaware corporation, and BofA Securities, Inc., HSBC Securities (USA) Inc., Mizuho Securities USA LLC, RBC Capital Markets, LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., PNC Capital Markets LLC, Scotia Capital (USA) Inc., TD Securities (USA) LLC, Truist Securities, Inc., Wells Fargo Securities, LLC, Capital One Securities, Inc., Regions Securities LLC and Zions Direct, Inc., a Registration Default (as defined therein) occurs with respect to this Note, the interest rate on this Note shall be increased by (i) 0.25% per annum for the first 90-day period beginning on the day immediately following such Registration Default and (ii) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until and including the date such Registration Default ends, up to a maximum increase of 1.00% per annum (any such interest being referred to herein as “Additional Interest”). References herein to “interest” include any such Additional Interest then owing.

The Debentures are not redeemable prior to Maturity and will not be subject to any sinking fund and, except as provided in the Indenture or herein, will not be redeemable or repayable prior to their Stated Maturity.

If any Event of Default with respect to the Debentures shall occur and be continuing, the principal of the Debentures may be declared due and payable in the manner and with the effect provided in the Indenture.

Upon the occurrence of a Tax Event, as defined below, the Company shall have the right, without the consent of the Holders of the Debentures, to advance the Stated Maturity of all, but not less than all, of the Debentures to the extent required, in the written opinion of a nationally recognized independent tax counsel experienced in such matters, such that, after advancing the Stated Maturity, interest paid on the Debentures will be deductible for Federal income tax purposes.

In the event that the Company elects to exercise its right to advance the Stated Maturity of the Debentures on the occurrence of a Tax Event, the Company shall mail a notice of the advanced Stated Maturity to each Holder hereof in the manner provided in the Indenture by first-class mail not more than 60 days after the occurrence of such Tax Event, stating the new Stated Maturity of the Debentures, and shall cause this Debenture to be amended accordingly in the manner provided in the Indenture. Such notice shall be effective immediately upon mailing.

“Tax Event” means that the Company shall have received the written opinion of a nationally recognized independent tax counsel experienced in such matters, to the effect that, on or after the date of the Debentures’ issuance, as a result of (a) any amendment to, clarification of, or change (including any announced prospective change) in laws, or any proposed, temporary or final regulations thereunder, of the United States, (b) any judicial decision, official administrative pronouncement, authorization, ruling, regulatory procedure, notice or announcement, including any notice or announcement of proposal to adopt such procedures or regulations (an “Administrative Action”), or (c) any amendment to, clarification of, or change in the official position or the interpretation of such Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case, on or after, the date of the issuance of the Debentures, such change in tax laws or regulations creates a more than insubstantial risk that interest paid by the Company on the Debentures is not, or will not be, deductible, in whole or in part, by the Company for Federal income tax purposes.

As set forth in, and subject to the provisions of, the Indenture, no Holder of any Debenture will have any right to institute any proceeding with respect to the Indenture, the Debentures, or for any remedy thereunder, unless (i) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Debentures, (ii) the Holders of not less than 25% in principal amount of the Outstanding Debentures shall have made written request, and offered reasonable indemnity against the costs, expenses, and liabilities to be incurred in compliance with such request, to the Trustee to institute such proceeding as Trustee, (iii) the Trustee shall have failed to institute such proceeding within 60 days after receipt of such written notice, request, and offer of indemnity, and (iv) the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Debentures a direction inconsistent with such request within such 60 day period; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of or premium, if any, and any interest on this Debenture on or after the respective due dates expressed herein.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series thereunder to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of such Securities then Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Securities of each series thereunder at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain restrictive provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of any Debenture issued upon the registration of transfer hereof or in exchange for or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture. Notwithstanding the foregoing, no consent of Holders shall be required to advance the Stated Maturity of the Debentures as provided herein.

No reference to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and any interest on this Debenture at the times, places and rate, and in the coin or currency, herein prescribed.

The Debentures are issuable only in fully registered form in denominations of $1,000 and integral multiples in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is exchangeable for a like aggregate principal amount of Debentures of this series and of like tenor of any authorized denomination, as requested by the Holder surrendering the same. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debenture is registrable in the Security Register, upon surrender of this Debenture for registration of transfer at the Office or Agency of the Company in any place where the principal of and any interest on this Debenture are payable or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Company and the Security Registrar or any transfer agent duly executed by the registered owner hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of this series and of like tenor, of authorized denominations and for the same aggregate principal amount and Stated Maturity will be issued to the designated transferee or transferees.

Subject to the terms of the Indenture, prior to due presentment of this Debenture for registration of transfer, the Company, the Trustee, and any agent of the Company or the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not any payment with respect to this Debenture is overdue, and neither the Company, nor the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

No service charge shall be made for any registration of transfer or exchange of this Debenture, but, subject to certain limitations set forth in the Indenture, the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Indenture and this Debenture shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws principles thereof.

This Debenture shall not be valid or become obligatory for any purpose until the Trustee’s Certificate of Authentication hereon shall have been executed by the Trustee.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto ___________________________________________

Please insert Social Security or other identifying number of assignee
(please print or type name and address of assignee)

the within Security and all rights thereunder and does hereby irrevocably constitute and appoint the aforesaid assignee attorney to transfer the within Security on the books kept for registration thereof, with full power of substitution in the premises.

Dated:

In the presence of:

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Security in every particular, without alteration or enlargement or any change whatever. When assignment is made by a guardian, trustee, executor or administrator, an officer of a corporation, or anyone in a representative capacity, proof of his or her authority to act must accompany the Security. The signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee program acceptable to the Trustee.